UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2019

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Item 2.02 – Results of Operations and Financial Condition.

On May 8, 2019, OraSure Technologies, Inc. (the “Company”) issued a press release announcing its consolidated financial results for the quarter ended March 31, 2019 and updated financial guidance. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Item and attached Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing. The fact that the information and Exhibit are being furnished should not be deemed an admission as to the materiality of any information contained therein. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report or attached Exhibit.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Incentive Plan

On May 6, 2019, the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) approved the terms of the Company’s 2019 Incentive Plan (the “2019 Incentive Plan”), with input from the Compensation Committee of the Board (the “Committee”).  The 2019 Incentive Plan provides for the payment of incentive cash bonuses to the management of the Company and its subsidiary, DNA Genotek, Inc. (“DNAG”), based on performance during 2019.

Bonus Pool Funding.  Pursuant to the 2019 Incentive Plan, incentive cash bonuses may be paid out of a cash pool to be funded based on the Company’s achievement of certain financial and strategic objectives.  Specific financial objectives were established for consolidated revenues and operating income.  The Board also established four strategic initiatives for purposes of pool funding.  These initiatives focus on either the advancement of strategic transactions or significant commercial milestones that the Board believes will help drive growth in the Company’s business.

In early 2019, the Company disclosed that a large consumer genetics customer had changed its promotional strategy and, as a result, reduced its projected purchases for 2019, thereby lowering the Company’s projected revenues for the year.  The Board structured the financial objectives and added the strategic initiatives to take account of this unexpected event while at the same time providing an appropriate incentive for management to take steps necessary to drive growth in the remainder of the Company’s business.

Under the 2019 Incentive Plan, Threshold, Target, High and Maximum/Breakthrough performance levels have been established for each of the financial objectives to be used to fund the bonus pool.  In past years, the Threshold levels represented the Company’s actual performance for the prior year and the Target levels represented performance reflected in the Company’s operating plan, or budget, as adopted by the Board for the plan year.  In order to recognize the impact of the large customer’s change in purchasing strategy and still provide a reasonable incentive for management, the Board adopted a Target performance level that represents modest growth from 2018, and a Threshold level somewhat below the Target.  Consistent with past practice, the High and Maximum/Breakthrough performance levels were set at 105% and 110%, respectively, of the Target performance levels.

In past years, the objectives for consolidated revenue and operating income were weighted equally for purposes of determining bonus pool funding.  However, based on feedback from our stockholders, the Board decided that it would be appropriate to provide a greater incentive for revenue growth in the current plan.  Accordingly, under the 2019 Incentive Plan the financial objectives were given equal weight for performance at the Threshold and Target performance levels, and a higher weight was given to the revenue objective for performance at the High and Maximum/Breakthrough performance levels.  The relative weighting assigned to the performance objectives is expressed as a percentage of the maximum pool funding amount, which would equal 200% of the aggregate target bonuses for all participants in the 2019 Incentive Plan (the “Maximum Funding Amount”), assuming a historically normal range or mix of individual performance assessments for those participants (i.e. Outstanding, Exceeds, Meets or Does Not Meet).    The Board also decided that at least one strategic objective must be achieved in order for the pool to receive 100% of the funding amount for a specific financial performance level.  If no strategic objectives are achieved, the funding for a performance level will be discounted to 90%.

The following sets forth the relative weighting of the financial objectives as described above for purposes of pool funding, expressed as a percentage of the Maximum Funding Amount:

	Performance Level
	Threshold	Target	High	Maximum
Consolidated Revenue Objective	12.5%	25%	50%	75%

Consolidated Operating Income Objective	12.5%	25%	25%	25%

Based on the foregoing, preliminary pool funding under the 2019 Incentive Plan could be as follows, depending on the performance level for each financial objective and whether at least one strategic initiative is achieved (dollars in thousands):

	Performance Level
	Threshold	Target	High	Maximum/Breakthrough
Consolidated Revenue Objective	$ 989	$2,000	$4,000	$5,900
Operating Income Objective	$1,000	$2,000	$2,000	$2,000
Total with Strategic (100%)	$1,989	$4,000	$6,000	$7,900
Total without Strategic (90%)	$1,780	$3,600	$5,400	$7,110

Performance below Threshold will accrue no bonus pool funding for the applicable objective.  Performance between Threshold and Target, Target and High, and High and Maximum/Breakthrough performance levels, will result in pro-rated funding on a linear basis for the applicable objectives.

The Committee and the Board have the discretion to approve bonus pool funding less than or in excess of amounts generated by the formula set forth in the 2019 Incentive Plan; provided that any such discretionary adjustments to pool funding shall be limited to +/- 10% of the aggregate pool amount otherwise determined by the plan’s self-funding formula.

Payments from the Bonus Pool.  Specific bonus payments from the pool to the Company’s senior management (other than the CEO) will generally depend on an evaluation of the participant’s achievement of individual performance objectives for 2019. The bonus payment for the CEO will be based on an assessment of the Company’s overall performance.  Bonus payments will be based on target bonus amounts, which are expressed as a percentage of annual base salary. Targets for the company’s named executive officers are set forth below, were established with input from an independent executive compensation consultant engaged by the Committee, and are similar to bonus targets offered at medical diagnostic and healthcare companies comparable to the Company.

Title	Target Payouts (% of Base Salary)
President and CEO	85%
CFO	50%
Executive Vice President	40%
Senior Vice President	35%

Based on an assessment of performance, as described above, bonus payments of 100% of target may be awarded for a “Meets Requirements” assessment, bonus payments of 101% - 125% of target may be awarded for an “Exceeds Requirements” assessment and bonus payments of 125% - 150% of target may be awarded for an “Outstanding” assessment. Awards may be adjusted on a pro rata basis as determined in the Committee’s or Board’s discretion to the extent any participant is employed for only a portion of the year.

The Committee recommends for Board approval any bonus awards for the CEO.  The CEO recommends individual awards for the other executive officers for approval by the Committee. The Committee and the Board shall have the right, in their sole discretion, to reject any or all of the recommended bonus awards or approve different bonus awards, even if the bonus pool has been funded and any and all applicable performance criteria have or have not been satisfied, based on the business conditions of the Company or other factors deemed relevant by the Committee or Board.  All bonus awards under the 2019 Incentive Plan are subject to the Company’s Compensation Recoupment Policy (i.e. clawback policy).

Item 7.01 – Regulation FD Disclosure.

On May 8, 2019, the Company held a webcast conference call with analysts and investors, during which Stephen S. Tang, Ph.D., the Company’s President and Chief Executive Officer, and Roberto Cuca, the Company’s Chief Financial Officer, discussed the Company’s consolidated financial results for the quarter ended March 31, 2019, provided updated financial guidance and described certain business developments. A copy of the prepared remarks of Dr. Tang and Mr. Cuca is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

The information in this Item and attached Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing. The fact that the information and Exhibit are being furnished should not be deemed an admission as to the materiality of any information contained therein. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report or attached Exhibit.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated May 8, 2019, announcing consolidated financial results of OraSure Technologies, Inc. for the quarter ended March 31, 2019 and updated financial guidance.

99.2	Prepared Remarks of Stephen S. Tang, Ph.D. and Roberto Cuca for OraSure Technologies, Inc. First Quarter 2019 Analyst/ Investor Conference Call Held May 8, 2019.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: May 8, 2019	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary